Filed Pursuant to Rule 424(b)(3)

Registration No. 333-271703

PROSPECTUS SUPPLEMENT NO. 4

(to Prospectus dated May 12, 2023)

4,448,713 Shares of Common Stock

This prospectus supplement updates, amends, and supplements the prospectus dated May 12, 2023 (as amended and supplemented, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-271703).

This prospectus supplement is being filed to update, amend, and supplement the information in the Prospectus with the information contained in our Current Reports on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2023, December 15, 2023, December 20, 2023, December 21, 2023, January 16, 2024, January 17, 2024, January 29, 2024 and February 16, 2024 (collectively, the “Current Reports”), and to disclose the extension of the termination date of, and reduction in the exercise price of, certain common stock purchase warrants issued by the Company pursuant to the Prospectus, as more fully described below. Accordingly, we have attached the Current Reports to this prospectus supplement.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATNF”. On February 15, 2024, the last reported sale price for our common stock as reported on Nasdaq was $0.21 per share.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is February 16, 2024.

REPRICING AND EXTENSION OF WARRANTS

As previously reported on our Current Report on Form 8-K filed on August 14, 2023, we agreed to issue and sell to certain investors, including a certain institutional investor (the “Purchaser”), who is the selling stockholder named in the Prospectus, an aggregate of: (i) 666,925 shares (the “August Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), (ii) pre-funded warrants (the “August Pre-Funded Warrants”) to purchase up to 3,948,460 shares of Common Stock, and (iii) warrants (the “August Common Warrants”) to purchase up to 4,615,385 shares of Common Stock, in the case of the Purchaser, pursuant to a securities purchase agreement, dated as of August 9, 2023, between the Company and the Purchaser (the “August SPA”).

On October 11, 2023, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

Nasdaq’s determination under Listing Rule 5635(d) related to the August offering (the “August Offering”). The offering price per share of Common Stock and associated August Common Warrant was $0.65 and the offering price per August Pre-Funded Warrant and associated August Common Warrant was $0.6499.

Nasdaq determined that the August Offering was not a “public offering” for the purposes of Nasdaq’s shareholder approval rules due to the type of offering, and was instead a best efforts offering pursuant to a placement agency agreement, and the fact that one investor purchased 98% of the August Offering. As a result, because the August Offering represented greater than 20% of the Common Stock outstanding and was priced below the Minimum Price, Nasdaq determined that the Company was required to obtain prior shareholder approval under Listing Rule 5635(d). In November and December 2023, the Company took various actions to amend the terms of the August Offering to comply with Listing Rule 5635(d), as discussed below.

On November 28, 2023, the Company entered into Amendment No. 1 to the August SPA with the Purchaser (the “SPA Amendment”), pursuant to which (i) the Purchaser agreed to pay an additional $830,769.30 in connection with the repricing of the August Shares and August Pre-Funded Warrants (the “Repricing Amount”), (ii) the Company agreed to issue to the Purchaser (x) pre-funded warrants to purchase up to 4,886,878 shares of Common Stock, with an exercise price of $0.0001 per share (the “Pre-Funded Warrants”), and (y) warrants to purchase up to 9,064,098 shares of Common Stock, with an exercise price of $0.17 per share (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”), and (iii) the Company and the Purchaser agreed to enter into the Warrant Amendment Agreement (as defined and described below).

The SPA Amendment provided that the Warrants will not be exercisable until the Company obtains Stockholder Approval (as defined in the SPA Amendment) with respect to the issuance of the 13,950,976 shares of Common Stock upon exercise of the Warrants (the “Warrant Shares”), at which point the Pre-Funded Warrants will remain exercisable until all of the Pre-Funded Warrants are exercised in full, and the Common Warrants will remain exercisable until the fifth anniversary of the Stockholder Approval Date (as defined in the SPA Amendment).

The SPA Amendment contains certain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Pursuant to the SPA Amendment, the Company has agreed that, subject to certain exceptions, it will not conduct any issuances of Common Stock (or equivalents thereof) from the Closing Date until 15 days after the Stockholder Approval Date (which occurred on February 16, 2024). The SPA Amendment also required the Company to file a registration statement with the SEC to register the resale by the Purchaser of the Warrant Shares within sixty (60) days of the Stockholder Approval Date, which registration statement was timely filed and has been declared effective by the Securities and Exchange Commission.

1

In accordance with the SPA Amendment, the Company entered into a warrant amendment agreement with the Purchaser, dated November 28, 2023 (the “Warrant Amendment Agreement”), whereby the Company agreed to amend the following outstanding warrants held by the Purchaser: (i) warrants to purchase up to 2,571,429 shares of Common Stock, issued on December 22, 2022, and amended in January 2023, April 2023 and August 2023 (the “December 2022 Warrants”); (ii) warrants to purchase up to 306,604 shares of Common Stock, issued on July 20, 2022 and amended in April 2023 and August 2023 (the “July 2022 Warrants”); (iii) warrants to purchase up to 1,570,680 shares of Common Stock, issued on April 10, 2023 and August 2023 (the “April and August 2023 Warrants”, and collectively with the December 2022 Warrants and July 2022 Warrants, the “December 2022 Through August 2023 Warrants”); and (iv) warrants to purchase up to 4,615,385 shares of Common Stock underlying the August Common Warrants (collectively, the “Existing Common Warrants”). Pursuant to the Warrant Amendment Agreement, the Existing Common Warrants will be amended (the “Warrant Amendment”) such that they will not be exercisable until the Company obtains stockholder approval for the issuance of up to 9,064,098 shares of Common Stock upon exercise of the Existing Common Warrants (the “Existing Common Warrant Shares”). The Existing Common Warrants will have an exercise price equal to $0.17 per share, and the Existing Common Warrants will expire on the fifth anniversary of the Stockholder Approval Date (the “Repricing and Extension”). The other terms of the Existing Common Warrants will remain unchanged.

The closing of the transactions occurred on December 1, 2023 (the “Closing Date”). Upon the closing of the transactions, the Company regained compliance with Nasdaq Listing Rule 5635(d).

For purposes of obtaining Stockholder Approval of the issuance of the Warrant Shares and the Existing Common Warrant Shares, the Company agreed to hold a Stockholder Meeting (as defined in the SPA Amendment) on or prior to the date that was ninety (90) days following the Closing Date. The Stockholder Meeting was held on February 16, 2024 and at such Stockholder Meeting the stockholders of the Company provided the Stockholder Approval. As a result, the Common Warrants and Existing Common Warrants will expire on February 16, 2029.

Simultaneously with the closing of the transactions, the Company entered into a warrant agent agreement (the “Warrant Agent Agreement”) with Continental Stock Transfer & Trust Company (“Continental”), pursuant to which Continental will act as warrant agent with respect to the Warrants to be issued by the Company.

The form of Warrant Agent Agreement, the form of Pre-Funded Warrant, the form of Common Warrant, the Warrant Amendment Agreement and the SPA Amendment were filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on November 2023.

The registration statement, of which this Prospectus forms a part, registered the resale of the shares of Common Stock issuable upon exercise of the December 2022 Through August 2023 Warrants, which as a result of the Repricing and Extension, have been repriced to have an exercise price of $0.17 per share and extended to have an expiration date of February 16, 2029. As a result of the Repricing and Extension, the aggregate net proceeds that the Company expects to receive from the exercise of the December 2022 Through August 2023 Warrants (assuming all such December 2022 Through August 2023 Warrants are exercised for cash) will decrease from approximately $7.9 million to approximately $0.76 million.

Other than the extension in the termination date and reduction in the per share exercise price for the December 2022 Through August 2023 Warrants, all other terms and provisions of the December 2022 Through August 2023 Warrants remain unchanged.

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 4, 2023, 180 Life Sciences Corp. (the “Company”) issued a press release announcing that it had engaged A.G.P./Alliance Global Partners as financial advisor to explore and evaluate strategic alternatives to enhance shareholder value. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 4, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

Forward-Looking Statements

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release, as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, including those referenced in the press release. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC and available at www.sec.gov and in the “Investors”, “SEC Filings”, “All SEC Filings” page of our website at www.180lifesciences.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Compliance with Nasdaq Listing Rule 5635(d)

As previously reported in the Current Report on Form 8-K filed on October 13, 2023 with the Securities and Exchange Commission (the “Commission”) by 180 Life Sciences Corp. (the “Company”, “we” and “us”), on October 11, 2023, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

The Staff’s determination under Listing Rule 5635(d) related to the offering and issuance by the Company of an aggregate of: (i) 666,925 shares of the Company’s common stock, $0.0001 par value (the “Shares”), at a price of $0.65 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,948,460 shares of common stock, at a price of $0.6499 per Pre-Funded Warrant and (iii) warrants (the “Common Warrants”) to purchase up to 4,615,385 shares of Common Stock. The offering price per Share and associated Common Warrant was $0.65 and the offering price per Pre-Funded Warrant and associated Common Warrant was $0.6499. The Offering was previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on August 15, 2023.

The October 11, 2023 letter provided the Company 45 days to submit a plan to regain compliance. The plan of compliance was subsequently submitted by the Company to Nasdaq on November 9, 2023, and on November 14, 2023, Nasdaq granted the Company an extension, until December 15, 2023, to complete certain transactions set forth in the plan of compliance, in order to remedy its prior violation of Nasdaq rules as described in the October 11, 2023 letter from Nasdaq.

As disclosed in greater detail in the Current Report on Form 8-K filed by the Company with the Commission on November 29, 2023, the Company undertook several transactions, including amending the terms of the Common Warrants to not be exercisable until the Company’s stockholders approve such issuance in accordance with the Nasdaq Listing Rules, in order to regain compliance with Listing Rule 5635(d)(1)(A)).

As a result of those transactions, on December 14, 2023, Nasdaq provided the Company written notice that the Company has complied with the terms of the prior extension; that the Company complies with Listing Rule 5635(d)(1)(A)); and that the matter is now closed.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2023

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Donald A. McGovern, Jr. as a member of the Board of Directors

Effective on December 17, 2023, Donald A. McGovern, Jr., resigned as a member of the Board of Directors of 180 Life Sciences Corp. (the “Company”). Mr. McGovern’s resignation was due to health reasons.

Mr. McGovern’s resignation was not in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. McGovern had served as the Lead Independent Director, Audit Committee Chairman, Compensation Committee Member, and Risk, Safety, Regulatory Committee Member prior to his resignation.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2023

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Francis Knuettel II, Pam Marrone, Teresa DeLuca, Larry Gold, and Russell Ray as members of the Board of Directors

Effective on December 17, 2023, Francis Knuettel II, Pam Marrone, Teresa DeLuca, Larry Gold, and Russell Ray, resigned as members of the Board of Directors of 180 Life Sciences Corp. (the “Company”).

The resignations of Mr. Knuettel II, Ms. Marrone, Ms. DeLuca, Mr. Gold, and Mr. Ray were in connection with a difference of opinion with the Company on cost cutting initiatives. Mr. Knuettel had served as an Audit Committee Member and a Risk, Safety, Regulatory Committee Member prior to his resignation. Ms. Marrone had served as Chairman of the Risk, Safety, Regulatory Committee and as a Compensation Committee Member prior to her resignation. Ms. DeLuca had served as Chair of the Compensation Committee and as a Nominating and Corporate Governance Committee Member prior to her resignation. Mr. Gold has served as Chair of the Nominating and Corporate Governance Committee and as an Audit Committee Member prior to his resignation. Mr. Ray had served as an Audit Committee Member, Compensation Committee Member and Nominating and Corporate Governance Committee Member prior to his resignation.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K, filed by 180 Life Sciences Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission” or the “SEC”) on November 16, 2023, on November 15, 2023, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Rule”) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company reported a stockholders’ deficit of ($149,327), which is below the minimum stockholders’ equity required for continued listing pursuant to the Rule. Additionally, the Company does not meet the alternative Nasdaq continued listing standards under Nasdaq Listing Rules.

Nasdaq provided the Company until January 2, 2024 to submit to Nasdaq a plan to regain compliance. We submitted the plan to regain compliance in a timely manner, and on January 11, 2023, Nasdaq advised the Company that it has determined to grant the Company an extension to regain compliance with the Rule.

The terms of the extension are as follows: on or before May 13, 2024, the Company must complete certain transactions described in greater detail in the compliance plan, contemplated to result in the Company increasing its stockholders’ equity to more than $2.5 million, and opt for one of the two following alternatives to evidence compliance with the Rule: Alternative 1: The Company must furnish to the SEC and Nasdaq a publicly available report (e.g., a Form 8-K) including: 1. A disclosure of Staff’s deficiency letter and the specific deficiency(ies) cited; 2. A description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing; and 3. An affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event referenced in Step 2; or Alternative 2: The Company must furnish to the SEC and Nasdaq a publicly available report including: 1. Steps 1 & 2 set forth above; 2. A balance sheet no older than 60 days with pro forma adjustments for any significant transactions or event occurring on or before the report date; and 3. that the Company believes it satisfies the stockholders’ equity requirement as of the report date. The pro forma balance sheet must evidence compliance with the stockholders’ equity requirement.

Additionally, in either case the Company is required to disclose that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Regardless of which alternative the Company chooses, if the Company fails to evidence compliance upon filing its next periodic report with the SEC following the end of such compliance period (i.e., its Quarterly Report for the Quarter ended June 30, 2024), the Company may be subject to delisting. In the event the Company does not satisfy these terms, Nasdaq will provide written notification that its securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Company is currently evaluating various courses of action to regain compliance and is hopeful that it can regain compliance with Nasdaq’s minimum stockholders’ equity standard within the compliance period. However, there can be no assurance that the Company will be able to complete the transactions contemplated in the compliance plan, which the Company expects will allow it to regain compliance with the Rule, or that such transactions will result in the Company regaining compliance with the Rule, within the compliance period granted by Nasdaq, if at all.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 10, 2024, and effective on January 1, 2024, 180 Life Sciences Corp. (the “Company”) entered into (a) a Fourth Amendment to Amended and Restated Employment Agreement with James N. Woody, M.D., Ph.D., the Chief Executive Officer and Director of the Company; (b) a Fourth Amendment to Employment Agreement with Jonathan Rothbard, Ph.D., Chief Scientific Officer of the Company; (c) a Third Amendment to Consulting Agreement with Lawrence Steinman, M.D., the Executive Co-Chairman of the Company; and (d) a Second Amendment to Consulting Agreement with Prof. Sir Marc Feldmann, Ph.D., the Executive Co-Chairman of the Company (through CannBioRex Pharma Limited, a corporation incorporated and registered in England and Wales and an indirect wholly-owned subsidiary of the Company (“CannBioRex”))(collectively, the “Amendments”), which each amended the compensation agreements currently in place with such individuals.

Pursuant to the Amendments, each of Dr. Woody and Dr. Rothbard, effective as of January 1, 2024, agreed to a reduction of the base salaries set forth in their respective amended employment agreements, by 50%, to $245,000 per year for Dr. Woody and to $100,000 per year for Dr. Rothbard, with the amount of such salary reductions ($20,416 per month for Dr. Woody and $8,333 per month for Dr. Rothbard), accruing monthly in arrears, to be paid upon the Company raising at least $5,000,000 in funding subsequent to the date of the Amendments (the “Funding Date”), provided that in the event the Funding Date does not occur prior to March 15, 2025, the amounts accrued will be forgiven in their entirety.

Also pursuant to the Amendments, each of Dr. Steinman and Sir Feldmann, effective as of January 1, 2024, agreed to a reduction of the base salaries set forth in their respective consulting agreements, by 100%, to $0 per year for each of Dr. Steinman and Sir Feldmann, with the amount of such salary reductions ($18,750 per month or $225,000 per year, for Dr. Steinman and £14,167 per month or £170,000 per year, for Sir Feldmann), accruing monthly in arrears, to be paid on the Funding Date, provided that in the event the Funding Date does not occur prior to March 15, 2025, the amounts accrued will be forgiven in their entirety.

The foregoing description of the Amendments does not purport to be complete and is qualified in their entirety by reference to the Amendments, copies of which are attached as Exhibits 10.1 through Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

Also effective on January 1, 2024, the Company took various actions to reduce the compensation payable to certain of its service providers to conserve cash, with such reductions in compensation in certain cases being accrued until the Funding Date, in the event the Funding Date occurs on or before March 15, 2025, and forgiven if such Funding Date does not occur on or before such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Fourth Amendment to Employment Agreement dated January 10, 2024 and effective as of January 1, 2024, between 180 Life Sciences Corp. and James N. Woody, M.D., Ph.D.
10.2*	Fourth Amendment to Employment Agreement dated January 10, 2024 and effective as of January 1, 2024, between 180 Life Sciences Corp. and Jonathan Rothbard, Ph.D.
10.3*	Third Amendment to Consulting Agreement dated January 10, 2024 and effective as of January 1, 2024, between 180 Life Sciences Corp. and Lawrence Steinman, M.D.
10.4*	Second Amendment to Consulting Agreement dated January 10, 2024 and effective as of January 1, 2024, between Cannbiorex Pharma Ltd. and Sir Marc Feldmann
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2024

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 23, 2024, the Board of Directors of 180 Life Sciences Corp. (the “Company”, “we” and “us”), determined that no bonuses would be granted to management for the years ended December 31, 2022 or 2023, and that no bonus amounts would be accrued for the year ended December 31, 2024.

(f)

On April 28, 2023, the Company filed Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2023 with the Securities and Exchange Commission (the “Annual Report”). Pursuant to Instruction 1 to Item 402(n)(2)(iv) of Regulation S-K, the Company omitted from the Summary Executive Compensation Table included in the Annual Report, final bonus amounts to management with respect to the Company’s fiscal year ended December 31, 2022 (the “2022 Bonuses”), because the 2022 Bonuses had not yet been determined at the time the Annual Report was filed.

In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Executive Compensation Table, which includes the 2022 Bonuses and revised total compensation figures for the Company’s fiscal year ended December 31, 2022, below:

Summary Executive Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2022 and 2021. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during the years ended December 31, 2022 and 2021, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation	All Other Compensation ($)		Total ($)
James N. Woody	2022	$463,500	$—	$—		$—		$—	$—		$463,500
CEO and Director	2021	$448,270	$50,000	$—		$4,262,492	(a)	$—	$—		$4,760,762
Ozan Pamir	2022	$309,000	$—	$—		$—		$—	$—		$309,000
CFO	2021	$304,355	$52,500	$—		$548,035	(b)	$—	$—		$904,890
Quan Anh Vu(1)	2022	$401,700	$—	$—		$—		$—	$333,490	(2)	$735,190
Former COO and CBO	2021	$65,000	$—	$—		$846,573	(c)	$—	$—		$911,573
Jonathan Rothbard	2022	$268,906	$—	$—		$—		$—	$—		$268,906
Chief Scientific Officer	2021	$372,034	$10,000	$160,671	(d)	$923,534	(e)	$—	$—		$1,466,239

1

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. Option Awards and Stock Awards represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to “Note 12 — Stockholders’ Equity” to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. No executive officer serving as a director received any compensation for services on the Board of Directors separate from the compensation paid as an executive for the periods above.

(1)	On October 29, 2021, the Board appointed Mr. Quan Anh Vu as Chief Operating Officer/Chief Business Officer (“COO/CBO”) of the Company. On October 27, 2021, and effective on November 1, 2021, the Company entered into an Employment Agreement with Quan Ahn Vu. In consideration for performing services under the agreement, the Company agreed to pay Mr. Vu a starting salary of $390,000 per year. As of the date of this proxy statement, all of the amounts owed to Mr. Vu have been fully paid. Mr. Vu’s employment agreement was terminated effective January 15, 2023.

(2)	Represents amounts paid to Mr. Vu for the termination of his employment agreement.

(a)	Represents the value of ten year options to purchase 70,000 shares of common stock with an exercise price of $88.60 per share which were granted on February 26, 2021.

(b)	Represents the value of ten year options to purchase 9,000 shares of common stock with an exercise price of $88.60 per share which were granted on February 26, 2021.

(c)	Represents the value of ten year options to purchase 13,750 shares of common stock with an exercise price of $79.00 per share which were granted on December 8, 2021.

(d)	Represents the value of 1,215 shares of common stock issued to Dr. Rothbard in consideration for services rendered to the Company as Chief Scientific Officer on April 7, 2021.

(e)	Represents the value of ten year options to purchase 15,000 shares of common stock with an exercise price of $79.00 per share which were granted on December 8, 2021.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: January 29, 2024	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2024, at a Special Meeting (the “Special Meeting”) of the stockholders of 180 Life Sciences Corp. (the “Company,” “we,” “our,” or “us”), the stockholders of the Company approved the Second Amendment (“Second Amendment”) to the First Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (the First Amended and Restated 2022 Omnibus Incentive Plan, as amended by the Second Amendment, the “OIP”) in accordance with the voting results set forth below under Item 5.07. The Second Amendment was originally approved by the Board of Directors of the Company on December 13, 2023, subject to stockholder approval and the Second Amendment became effective at the time of stockholder approval.

The material terms of the OIP, as amended by the Second Amendment, were described in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) under the caption “Proposal 2 – Adoption of the Second Amendment to the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan” filed with the Securities and Exchange Commission (SEC) on December 26, 2023. Awards under the OIP may be made in the form of performance awards, restricted stock, restricted stock units, stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, other stock-based awards and dividend equivalents. Awards are generally non-transferable. Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the OIP is 4,249,933. The 4,249,933 share limit also applies to the total number of incentive stock options which may be awarded pursuant to the terms of the OIP. The Second Amendment increased the maximum number of shares available to be issued under the OIP from 470,000 shares to 4,249,933 shares.

Employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the OIP. Incentive stock options may be granted under the OIP only to employees of our company and its subsidiaries. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the OIP.

The above description of the Second Amendment and the OIP does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment and the OIP as amended by the Second Amendment, which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, stockholders representing 4,319,708 shares of the Company’s capital stock entitled to vote at the Special Meeting were present in person or by proxy representing 43.1% of the voting shares issued and outstanding on the record date of December 18, 2023, and constituting a quorum to conduct business at the Special Meeting. The following sets forth the matters that were voted upon by the Company’s stockholders at the Special Meeting and the voting results for such matters. These matters are described in more detail in the Proxy Statement.

At the Special Meeting, stockholders approved the following proposals, which are set forth in their entirety below.

1.	Proposal No. 1: Approval of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four to one-for-forty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to February 16, 2025:

For	Against	Abstentions	Broker Non-Votes
3,662,372	653,782	3,554	—

More votes were cast for approval of Proposal No. 1, then against Proposal No. 1, and as such Proposal No. 1 was approved at the Special Meeting.

2.	Proposal No. 2: Approval of the adoption of the Second Amendment to the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
531,011	256,738	4,263	792,012

Proposal No. 2 was approved by approximately 67.0% of the votes cast on the proposal at the Special Meeting, and as such Proposal No. 2 was approved at the Special Meeting.

3.	Proposal No. 3: Approval of the issuance of shares of our common stock, $0.0001 par value per share, in excess of 19.99% of the issued and outstanding shares of our common stock, upon the exercise of pre-funded warrants to purchase up to 4,886,878 shares of common stock, with an exercise price of $0.0001 per share; and warrants to purchase up to 18,128,196 shares of common stock, with an exercise price of $0.17 per share (collectively, the “Warrants”), at a price less than the Minimum Price as defined by and in accordance with Nasdaq Listing Rule 5635(d):

For	Against	Abstentions	Broker Non-Votes
611,576	175,457	4,979	792,012

Proposal No. 3 was approved by approximately 77.2% of the votes cast on the proposal at the Special Meeting, and as such Proposal No. 3 was approved at the Special Meeting.

4.	Proposal No. 4: Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1 and 3 above:

For	Against	Abstentions	Broker Non-Votes
3,762,247	552,370	5,091	—

While Proposal No. 4 was approved, because Proposal Nos. 1 and 3 were also approved, the approval of Proposal No. 4 had no effect.

Item 8.01. Other Events

The information provided in Item 5.03 is hereby incorporated by reference.

As a result of the approval of Proposal No. 3 above, the Warrants are now exercisable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Second Amendment to 180 Life Sciences Corp. 2022 Omnibus Incentive Plan
10.2*	Second Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: February 16, 2024	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

4